Exhibit 1.1

Knowlton Development Corporation, Inc.

Common Shares

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

UBS Securities LLC,

BMO Nesbitt Burns Inc.,

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179

c/o UBS Securities LLC,

1285 Avenue of the Americas,

New York, New York 10019

c/o BMO Nesbitt Burns Inc.,

100 King Street West,

Toronto, Ontario M5X 1H3

Ladies and Gentlemen:

Knowlton Development Corporation, Inc., a British Columbia corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] common shares, without par value (“Common Shares” and such number of Common Shares, the “Firm Shares”), and, at the election of the Underwriters, up to [•] additional Common Shares (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company and the Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons). To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 p.m., Eastern time, on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. The Reserved Share Program shall be administered by BMO Nesbitt Burns Inc. (“BMO”) in Canada and by Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA Securities, Inc., a participating Underwriter) (“Merrill Lynch”) in the United States.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-257845) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “U.S. Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act or any oral or written communication with potential investors undertaken in reliance on, and in accordance with, Section 13.4 of NI 41-101 (as defined below) is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act or NI 41-101 is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) A preliminary base PREP prospectus, two amended and restated preliminary base PREP prospectuses and a final base PREP prospectus relating to the Shares, in each case in the English and French languages and, with respect to the final base PREP prospectus, omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 41-101 - General Prospectus Requirements (“NI 41-101”) and the rules and procedures established pursuant to National Instrument 44-103 - Post Receipt Pricing (“NI 44-103”) for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the Autorité des marchés financiers (the “AMF”) and with the securities commissions or other securities regulatory authorities (collectively with the AMF, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (collectively, the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 – Passport System (“MI 11-102”) and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”); the Company has obtained receipts under the Passport System (the “Preliminary Receipts”), issued by the AMF in its capacity as principal regulator, indicating the deemed receipt of each of the Canadian Securities Commissions other than the AMF and the Ontario Securities Commission (the “OSC”) if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the AMF and the OSC, in each case, in respect of such preliminary prospectuses, and a final receipt (the “Final Receipt”) under the Passport System, issued by the AMF in its capacity as principal regulator, indicating the deemed receipt of each of the Canadian Securities Commissions other than the AMF and the OSC if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the AMF and the OSC, in each case, in respect of such final prospectus; no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission; the preliminary base PREP prospectus and the two amended and restated preliminary base PREP prospectuses in the English and French languages, are hereinafter collectively called the “Canadian Preliminary Prospectus” and the final base PREP prospectus, in the English and French languages, is hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented PREP prospectus (containing the PREP Information) is filed with the Canadian Securities Commissions in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and the supplemented PREP prospectus in the English and French languages containing the PREP Information is hereinafter referred to as the “Canadian Supplemented Prospectus”; the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Prospectus and which is deemed under NI 44-103 to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Supplemented Prospectus is referred to as the “PREP Information”; the U.S. Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively called the “Prospectuses”; as used herein, the terms “Registration Statement,” “U.S. Preliminary Prospectus,” “Canadian Preliminary Prospectus,” “Pricing Disclosure Package” and “Prospectuses” shall include the documents, if any, incorporated by reference therein, from time to time.

(iii) No order preventing or suspending the use of any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Canadian Securities Commission, and each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the requirements of Canadian Securities Laws (as hereinafter defined), as applicable, and, in the case of the U.S. Preliminary

Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Canadian Preliminary Prospectus, contained no misrepresentation (as that term is defined under applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iv) For the purposes of this Agreement, the “Applicable Time” is [•]:00 [a][p].m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectuses and each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, the Registration Statement and any further amendments to the Registration Statement, do not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each of the U.S. Prospectus and any amendments or supplements thereto as of its date do not and will not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus complies and, as amended if applicable, will comply in all material respects with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, when it was filed contained and, as amended, if applicable, will when filed contain, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; the Canadian Supplemented Prospectus will when filed comply in all material respects with Canadian Securities Laws, will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder, together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except for the filing of the Canadian Supplemented Prospectus;

(vii) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, (i) sustained any material loss or material interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise or settlement, if any, of stock options or other equity-based awards or the award, if any, of stock options or other equity-based awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectuses, (ii) the “Share Capital Amendments” as such term is defined in the Pricing Prospectus and the Prospectuses and the other pre-closing capital change described therein or (iii) the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectuses) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares;

(viii) The Company and its subsidiaries have good and marketable title in fee simple, or equivalent title, to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Canadian Prospectus or where such failure to have such good and marketable title or free and clear title would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix) Each of the Company and each of its “significant subsidiaries” (as defined in Rule 1.02(w) of Regulation S-X under the Act) has been (i) duly created and organized, incorporated, created, amalgamated, formed or continued, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company has been listed in Exhibit 21 to the Registration Statement;

(x) As of prior to the First Time of Delivery, the Company will have an authorized capitalization as set forth in the Pricing Prospectus and the Canadian Prospectus and all of the issued Common Shares will have been duly and validly authorized and issued as fully paid and non-assessable Common Shares and conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectuses; and all of the issued shares of (or similar equity interests in) the capital of each “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X under the Act, of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectuses;

(xi) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued as fully paid and non-assessable Common Shares and will conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectuses; and the issuance of the Shares will not violate any preemptive or similar rights;

(xii) The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance, and the Shares have been conditionally approved for listing on the Toronto Stock Exchange (the “TSX”), subject only to the conditions set forth in the conditional approval letter of the TSX dated [•], 2021 and to any other customary conditions of the TSX; the form and terms of the Common Shares have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of the NYSE or the TSX;

(xiii) The issuance and sale of the Shares, and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement, the Pricing Prospectus and the Canadian Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the articles (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by FINRA of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and such as have been obtained under the laws and regulations of jurisdictions outside Canada and the United States in which the Reserved Securities were offered in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the NYSE or the TSX;

(xiv) Neither the Company nor any of its subsidiaries is (i) in violation of its articles, certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii) or in respect of subsidiaries in the case of the foregoing clause (i), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xv) The statements set forth in the Pricing Prospectus and the Prospectuses under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Common Shares, under the caption “Material Tax Considerations,” and under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvi) Other than as set forth in the Pricing Prospectus and the Canadian Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities;

(xvii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xix) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, are independent in accordance with the rules of professional conduct applicable to auditors in the Province of Québec, and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with KPMG LLP with respect to audits of the Company or its predecessors;

(xx) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, the Company’s internal control over financial reporting is reasonably effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this clause shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would be required to comply under applicable law);

(xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are reasonably effective;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions and documents contemplated hereby, including the Canadian Preliminary Prospectus, any marketing materials (as defined in NI 41-101), the Canadian Prospectus and the Canadian Supplemented Prospectus, and the filing thereof under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions;

(xxiv) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery or anti-corruption law, each as may be amended;

(xxv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Canadian Criminal Code and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTFA), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvi) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, Canada, including, without limitation, sanctions administered or enforced by Global Affairs Canada and the Royal Canadian Mounted Police, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxvii) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis substantially consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the U.S. Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the U.S. Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxviii) Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package to be conducted by them and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses;

(xxix) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, (a) except in the case of each of (i), (ii) and (iii) for any such matters as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) are and have been in compliance with any and all applicable foreign (including common law), federal, state, provincial and local laws, rules, regulations, requirements, decisions, judgements, decrees, orders and other legally enforceable requirements relating to pollution, natural resources, the environment or release or threat of release of, or exposure or alleged exposure to Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and have been and are in compliance with all terms and conditions of any such permit, license or approval and (iii) are not subject to any actual or potential liability, cost, action, threatened action, suit, claim, investigation or proceeding under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of or exposure to Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such matter, (b) except regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a foreign, federal, state or local governmental entity is also a party, and (c) neither the Company nor any of its subsidiaries has knowledge of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certificates or other authorizations or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Materials” means any substance, material, chemical, compound, constituent, pollutant, contaminant or waste (including medical waste) in any form, including asbestos or asbestos containing material, bio-hazardous material, toxic mold and radioactive materials, regulated or which can give rise to liability under any Environmental Law;

(xxx) Nothing has come to the attention of the Company that has caused it to believe that any third-party statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus, Prospectuses or the Pricing Disclosure Package are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, if required;

(xxxi) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof; and, except as set forth in the Pricing Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except, in each case where the failure to file such tax returns or pay such taxes would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect;

(xxxii) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly sized companies in the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and, except as would not have a Material Adverse Effect or as set forth or contemplated in the Pricing Disclosure Package, neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxxiii) The Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and based on its current operations, income, assets and certain estimates and projections, the Company does not expect to be a PFIC for its current taxable year or to become one in the foreseeable future;

(xxxiv) Assuming no services are physically rendered in Canada by Underwriters that are non-resident of Canada for purposes of the Income Tax Act (Canada), there are no stamp or other issuance, withholding or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters to any jurisdiction in which the Company is organized or otherwise resident for tax purposes or any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery and performance of this Agreement, (B) the issuance, sale or delivery of the Common Shares by the Company to the Underwriters in the manner contemplated herein, or (C) the offer and sale of the Common Shares by the Underwriters in the manner contemplated herein;

(xxxv) In connection with any offer and sale of Reserved Securities outside the United States and Canada, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, the Prospectuses and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Merrill Lynch or BMO, as applicable, to offer, Reserved Shares to any person pursuant to the Reserved Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products;

(xxxvi) Except as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the Shares;

(xxxvii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, vendors or contractors. The Company and its subsidiaries are, and for the past three (3) years have been, in material compliance with all applicable laws and regulations respecting labor and employment matters, including fair employment practices, harassment, discrimination, pay equity, restrictive covenants, the classification of independent contractors and employees, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime;

(xxxviii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries own or have the right to use or can acquire on commercially reasonable terms, adequate rights to use all patents, inventions, copyrights, know-how, trade secrets (and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary processes, algorithms, models and methods, trademarks, service marks, trade names, domain names, logos, data and databases, and other intellectual property rights (collectively, “Intellectual Property”) necessary to carry on their respective businesses as now conducted or as set forth in the Registration Statement, the Pricing Prospectus or the Prospectuses (the “Company Intellectual Property”); (ii) neither the Company nor any of its subsidiaries has received any written notice or claim of any infringement, misappropriation or other violation of, or conflict with, asserted rights of others with respect to any Intellectual Property, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Company Intellectual Property owned by the Company or its subsidiaries; (iii) to the Company’s knowledge, there is no infringement, misappropriation or other violation by third parties of any Company Intellectual Property owned by the Company or its subsidiaries; and (iv) the Company and its subsidiaries have taken all commercially reasonable steps to maintain the confidentiality of all trade secrets and other confidential information owned by the Company or any of its subsidiaries that the Company in its reasonable business judgment wishes to maintain as trade secrets;

(xxxix) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used in the Company and its subsidiaries’ business (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of such business as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation (including commercially reasonable disaster recovery), redundancy and security of all IT Systems and data (including the data and information of their respective customers, employees, suppliers, vendors and any personally identifiable, sensitive or regulated data, in each case maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) (collectively, “Company Data”), and, to the Company’s knowledge, there have been no security breaches or incidents, unauthorized use, access or disclosure, or other compromise to the IT Systems or the Company Data; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy, protection or security of IT Systems or Company Data (“Privacy Legal Obligations”) or to the collection, processing, sharing, transfer, usage, disposal or storage of Company Data from unauthorized use, access, misappropriation or modification; and (iv) neither the Company nor any of its subsidiaries has received any written notice or request from any governmental or regulatory authority or claim from any person, or has been subject to any enforcement action, in each case, relating to a breach or alleged breach of Privacy Legal Obligations; and

(xl) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of US$[•] (being a price to the public of US$[•] minus an underwriting commission of US$[•] per share) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the net purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose described under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Canadian Prospectus, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectuses. The Representatives further advise the Company that, prior to the commencement of any road show (as defined in NI 41-101) undertaken in connection with the marketing of the offering of the Shares, the Representatives reasonably expected that the Shares would be sold primarily in the United States.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Eastern time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Toronto are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the U.S. Prospectus and Canadian Supplemented Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file the Canadian Supplemented Prospectus (containing the PREP Information) in accordance with the PREP Procedures with each of the Canadian Securities Commissions promptly after the execution and delivery of this Agreement and in any event not later than on the second Business Day following the execution and delivery of this Agreement in compliance with PREP Procedures and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-Sections 5(b)(i), (ii), (iii) and (iv); to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Commissions of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities Commission, the TSX or any governmental authority or of any request by the Commission or any Canadian Securities Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement, in each case to the extent not previously delivered to the Underwriters: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) opinions of the auditors of the Company, KPMG LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus, addressed to the Underwriters, the Company and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the financial statements and notes to such statements and the related auditors’ report on such statements, and disclosure under the headings “Summary Consolidated Financial and Other Data,” “Capitalization,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Consolidated Financial Statements” (including the Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm)1 (collectively, the “Financial Information”) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus includes the same information and in all material respects carries the same meaning as the English language version thereof; (iv) opinions of Stikeman Elliott LLP, dated the date of the Canadian Preliminary Prospectus, the date of the Canadian Prospectus and the date of the Canadian Supplemented Prospectus addressed to the Underwriters, the Company and their respective counsel, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French Language version of each of the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof; and (v) a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX, subject to the satisfaction of the conditions set out therein and any other customary conditions of the TSX. The deliveries set forth in clause (i) above shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Preliminary Prospectus and of the Canadian Prospectus, as applicable, for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. and Canadian jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(d) Within two Business Days following the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the U.S. Prospectus in New York City, and to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in the English and French languages in Toronto, each in such quantities as you may

[1]	NTD: To confirm final split of financial information.

reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the later of the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares and the completion of the distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) are delivered, not misleading, (ii) any event shall have occurred that would constitute a material change (as such term is defined under Canadian Securities Laws), or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, which will correct such statement or omission, reflect such change or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the U.S. Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Act or an amended or supplemented Canadian Prospectus in the English and French languages and complying with Canadian Securities Laws;

(e) To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, other applicable U.S. securities laws and blue sky laws, Canadian Securities Laws, and the rules and by-laws governing the NYSE and TSX required as a result of an event described in subsection 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement, including the prospectus amendment provisions of Canadian Securities Laws, and to prepare and file to the satisfaction of the Underwriters any amendment or supplement to the Registration Statement, the U.S. Prospectus and the Canadian Prospectus which, in the opinion of counsel to the Company, may be necessary or advisable. In addition to the provisions of subsection 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in subsection 5(d) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under subsection 5(d) and will consult with the Underwriters with respect to the form and content of any such supplement or amendment proposed to be filed by the Company, it being understood and agreed that no such supplement or amendment will be filed with the Commission or any Canadian Securities Commission prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided, however, that the Company may satisfy the requirements of this subsection by making any such statements generally available on its website or by electronically filing such information on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system;

(g) (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectuses (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, in each case other than (A) the Shares to be sold hereunder, (B) the Shares to be issued in connection with the Share Capital Amendments, (C) any grants of Common Shares that are described in the Registration Statement, the Pricing Prospectus and the Prospectuses, (D) any Common Shares issued with respect to the vesting or exercise of any awards under equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectuses, (E) any Common Shares issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Registration Statement, the Pricing Prospectus and the Prospectuses, (F) the filing of a registration statement on Form S-8 and the issuance of Common Shares registered thereunder, relating to any equity plan or arrangements disclosed in the Registration Statement, the Pricing Prospectus and the Prospectuses, (G) any Common Shares issued in connection with the acquisition of assets of, or a majority controlling portion of the equity of, or a business combination or joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity and (H) any Common Shares (including, without limitation, restricted stock or restricted stock awards) issued in connection with joint ventures, commercial relationships or other strategic transactions; provided that the aggregate number of Common Shares issued or issuable pursuant to clauses (G) and (H) does not exceed 10% of the number of Common Shares outstanding immediately after the offering of the Shares pursuant to this Agreement and, prior to such issuance, each recipient of any such securities shall execute and deliver to the Representatives an agreement substantially in the form of Annex II hereto and (I) confidential submission to the Commission of registration statements under the Act;

(2) If Goldman Sachs & Co. LLC agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(h) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch and BMO, as applicable will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch and BMO for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(i) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations and comprehensive income, shareholders’ equity and statement of cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by electronically filing such information on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system;

(j) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian Securities Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission or any Canadian Securities Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission or the Canadian Securities Commissions, as applicable;

(k) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”;

(l) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE and the TSX;

(m) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(n) The Company will (without duplication) indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Common Shares and on the execution and delivery of this Agreement. Assuming no services are physically rendered in Canada by Underwriters that are non-resident of Canada for purposes of the Income Tax Act (Canada), all payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event withholding or deduction are legally required, other than under section 105 of the Income Tax Regulations (Canada), the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid (i) in respect of any taxes imposed on an Underwriter as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such withholding or deduction or (ii) in respect of any taxes to the extent that such taxes would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the applicable taxing jurisdiction of such Underwriter if such compliance is promptly requested by the Company and required or imposed by law as a precondition to an exemption from, or reduction in, such taxes; and

(o) The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Reserved Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto; the Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; any such materials the use of which has been consented to by the Company and the Representatives are the marketing materials (as defined in NI 41-101) listed on Schedule II(e) hereto and the Underwriters agree (severally and not jointly) to comply with Canadian Securities Laws in connection with the provision of any marketing materials or standard term sheet (each as defined in NI 41-101) to prospective purchasers of the Shares;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; the Company has complied and will comply with the requirements of NI 41-101 and NI 44-103 applicable to any marketing materials (as defined in NI 41-101), including (i) delivering to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) relating to any road show (as defined in NI 41-101) in respect of which Section 13.12 of NI 41-101 and Section 4A.5 of NI 44-103 is relied upon (“road show materials”), and (ii) filing with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101), other than road show materials, the use of which is consented to by the Company and the Representatives not later than the day on which such marketing materials were first provided (as defined in NI 41-101) to a potential investor. If any “Comparables” (as defined in NI 41-101) and disclosure relating to such Comparables has been redacted from the template version of any marketing materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete template version of such marketing materials (containing the Comparables and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Company in compliance with Canadian Securities Laws.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information.

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications outside of Canada with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act or within Canada with the prior consent of the Representatives in compliance with sections 13.4(2)(c) and (e) of NI 41-101; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it: (i) were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) with respect to Testing-the-Waters Communications undertaken in Canada, were made in compliance with sections 13.4(2)(c) and (e) of NI 41-101.

7. The Company covenants and agrees with the several Underwriters: that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto (including the Canadian Supplemented Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state securities laws and Canadian Securities Laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE and the TSX; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (such counsel fees and disbursements, together with any counsel fees and disbursements incurred pursuant to clause (iii) in an amount not to exceed $30,000); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all taxes arising as a result of the sale and delivery of the Shares by the Company to or for the account of the Underwriters, including any Canadian withholding, transfer or other tax (but excluding any income tax imposed by any jurisdiction on the income of any Underwriter whose net income is otherwise subject to tax in such jurisdiction) asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; (ix) the fees, disbursements and expenses of Merrill Lynch and BMO, including the fees and disbursements of counsel for Merrill Lynch and BMO, as applicable, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; the Canadian Supplemented Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e) Stikeman Elliott LLP, Canadian counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f) On the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting (x) the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectuses;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the TSX; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE or the TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectuses;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE, and shall have been duly listed and posted for trading on the TSX as of the opening of trading on the date of the Time of Delivery, subject only to the conditions set forth in the conditional approval letter of the TSX dated [•], 2021 and to any other customary conditions of the TSX;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each person listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto (with any modifications to which the Representatives shall have previously agreed);

(l) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Testing-the-Waters Communication or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus, road show materials (as defined in Section 6(b)) or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or road show materials (as defined in Section 6(b)) or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information. The Company shall not be liable under this Section 9(a) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus, road show materials (as defined in Section 6(b)) or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or road show materials (as defined in Section 6(b)) or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter: the information contained in the [eleventh, twelfth and thirteenth paragraphs] under the caption “Underwriting (Conflicts of Interest).”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one firm in each jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for the settlement of any proceeding effected without its written consent.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as described in the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, the misrepresentation or alleged misrepresentation or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, misrepresentation or alleged misrepresentation or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Company hereby confirms its engagement of Goldman Sachs & Co. LLC, and Goldman Sachs & Co. LLC hereby confirms its agreement with the Company to render services as a qualified independent underwriter (within the meaning of FINRA rule 5121(f)(12)) with respect to the offering and sale of the Shares (Goldman Sachs & Co. LLC, in such capacity, the “Independent Underwriter”). Without limitation of and in addition to their obligations under the other paragraphs of this Section 9, the Company agrees to indemnify and hold harmless Goldman Sachs & Co. LLC, its affiliates, directors, officers and employees and each person who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121(f)(12)) in connection with the offering and sale of the Shares contemplated by this Agreement, and agree to reimburse each such indemnified party for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or action results from the gross negligence or willful misconduct of the Independent Underwriter.

(g) In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless each of Merrill Lynch, BMO and their respective affiliates and selling agents and each person, if any, who controls any of them within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 p.m., Eastern time, on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

10. (a) Guggenheim Securities, LLC (the “Non-Canadian Underwriter”) will only offer and sell Shares outside of Canada and will not, directly or indirectly, solicit offers to purchase or sell Shares in Canada. Provided that it has not terminated and cancelled its obligations to the Company in accordance with this Agreement, the Non-Canadian Underwriter agrees that, if any losses, claims, damages or liabilities, joint or several (collectively, “Claims”), are suffered by an indemnified party as contemplated in this Section 9 (and such Claims did not include the Non-Canadian Underwriter on the basis that the Non-Canadian Underwriter did not sign the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus) under Section 218 of the Securities Act (Québec) or the equivalent provisions of Canadian Securities Laws in other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation (as defined in Canadian Securities Laws) in the Canadian Prospectus or Canadian Supplemented Prospectus or road show materials (as defined in Section 6(b)), and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the

“Liability Amount”), then the Non-Canadian Underwriter shall indemnify on a several basis, and not a joint or joint and several basis, such indemnified party from and against the Liability Amount for the Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that the Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus or road show materials (as defined in Section 6(b)), but only to the extent of its underwriting obligation under Schedule I hereto. The Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for the Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the Non- Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Firm Shares set forth opposite the name of the Non-Canadian Underwriter in Schedule I hereto as compared to the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which the Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 9(g) shall be the lesser of (i) [•]% of the total of the Liability Amount and Indemnified Expenses and (ii) the total public offering price of the Firm Shares and Optional Shares the Non-Canadian Underwriter is required to place or purchase under Schedule I hereto. The amount payable by the Non-Canadian Underwriter to the indemnified parties pursuant to this Section 9(g) shall be reduced to the extent that the Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, the Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 9(g) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 9 but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse to the Non-Canadian Underwriter any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 9(g), the indemnified party will notify the Non-Canadian Underwriter in writing as soon as possible of the particulars of such Claim (but the omission so to notify the Non-Canadian Underwriter of any potential Claim shall not relieve the Non- Canadian Underwriter from any liability which it may have to any indemnified party and any omission so to notify the Non-Canadian Underwriter of any actual Claim shall affect the Non- Canadian Underwriter’s liability only to the extent that the Non-Canadian Underwriter is actually and materially prejudiced by that failure). The Non-Canadian Underwriter agrees that to the extent the Non-Canadian Underwriter is not a party to such Claim the other Underwriters will be entitled to conduct the defense of any such action or proceeding brought to enforce such Claim, and the Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defense. The Underwriters shall provide the Non-Canadian Underwriter with notice of any material developments in the action or proceeding.

(b) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectuses which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in the care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: +1 (212) 633-8358); UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (facsimile: +1 (212) 713-3371); and BMO Nesbitt Burns Inc., 100 King Street West, Toronto, Ontario M5X 1H3, Attention: Annie Lapointe; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: +1 (212) 633-8358); UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (facsimile: +1 (212) 713-3371); and BMO Nesbitt Burns Inc., 100 King Street West, Toronto, Ontario M5X 1H3, Attention: Annie Lapointe. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the employees, officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and banking institutions are open for business in New York, New York; Montreal, Québec; or Toronto, Ontario.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Knowlton Development Corporation, Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.

For themselves and the other several Underwriters named in Schedule I to this Agreement.

Goldman Sachs & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Goldman Sachs Canada Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities Canada Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

UBS Securities Canada Inc.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

BMO Nesbitt Burns Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
	[	•]
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
UBS Securities LLC
BMO Nesbitt Burns Inc.
BofA Securities, Inc.
Guggenheim Securities, LLC
Jefferies LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Total

Schedule I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [•], 2021.

(b)	Additional Documents Incorporated by Reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[•].

The number of Shares purchased by the Underwriters is [•].

(d)	Written Testing-the-Waters Communications:

[•].

(e)	Marketing Materials:

[•].

Schedule II-1

SCHEDULE III

Nicholas Whitley

Gregg Kam

Ian Kalinosky

Roberto Schianchi

Wayne Swanton

Steven Trevor

Steven Lin

Kevin Chance

Jacques Bougie

Justine Cheng

Valarie Sheppard

Pierre Pirard

Joanna Coles

Marie Josée Lamothe

Timothy Thorpe

CC KDC Co-Invest LP

CDP Investissements, Inc.

Upper Invest Ltd.

Schedule III-1

ANNEX I

[FORM OF PRESS RELEASE]

Knowlton Development Corporation, Inc.

[Date]

Knowlton Development Corporation, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the Company’s recent public sale of common shares, is [waiving] [releasing] a lock-up restriction with respect to the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

[Circulated separately.]

Annex II-1